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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2019

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PartnerRe Ltd.
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
90 Pitts Bay Road Pembroke HM08 Bermuda (441) 292-0888 (Address and telephone number of Registrant's principal executive offices)	c/o General Counsel PartnerRe U.S. Corporation 200 First Stamford Place Stamford, CT 06902 (203) 485-4200 (Name, address and telephone number of agent for service)

Co-Registrants Listed on the Following Page

COPIES TO:
Lee Iannarone 90 Pitts Bay Road Pembroke HM08 Bermuda (441) 292-0888	Scott Miller Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(2)

Preferred Shares of PartnerRe Ltd.

Debt Securities of PartnerRe Ltd.

Debt Securities of PartnerRe Finance B LLC

Debt Securities of PartnerRe Finance C LLC

Guarantees of PartnerRe Ltd.(3)

Total:			$1,400,000,000	$169,680

(1)
There is being registered hereunder an indeterminate number of securities of PartnerRe Finance B LLC, PartnerRe Finance C LLC and PartnerRe Ltd. as from time to time may be issued at prices determined at the time of issuance, in U.S. Dollars or the equivalent thereof denominated in foreign currencies.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the guarantees being registered on this Registration Statement.

(3)
No separate consideration will be received for the guarantees of the debt securities issued by PartnerRe Ltd.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Exact Name of Co- Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address, including ZIP Code, and Telephone Number, including Area Code of Co- Registrant's Principal Executive Office	Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service
PartnerRe Finance B LLC	Not Applicable	Delaware	c/o PartnerRe U.S. Corporation 200 First Stamford Place Stamford, CT 06902 (203) 485-4200	c/o General Counsel PartnerRe U.S. Corporation 200 First Stamford Place Stamford, CT 06902 (203) 485-4200
PartnerRe Finance C LLC	Not Applicable	Delaware	c/o PartnerRe U.S. Corporation 200 First Stamford Place Stamford, CT 06902 (203) 485-4200	c/o General Counsel PartnerRe U.S. Corporation 200 First Stamford Place Stamford, CT 06902 (203) 485-4200

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 23, 2019

PROSPECTUS

$1,400,000,000

PartnerRe Ltd.

Preferred Shares
Debt Securities

PartnerRe Finance B LLC
PartnerRe Finance C LLC

Debt Securities
Fully and Unconditionally Guaranteed by
PartnerRe Ltd.

        PartnerRe Ltd. may offer and sell from time to time preferred shares and senior or subordinated debt securities. PartnerRe Finance B LLC and PartnerRe Finance C LLC may offer and sell from time to time senior or subordinated debt securities which will be fully and unconditionally guaranteed by PartnerRe Ltd. PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell any combination of the securities in one or more offerings up to an aggregate maximum offering price of $1,400,000,000. The specific terms of these securities will be provided in supplements to this prospectus.

        PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

        You should read this prospectus and any supplement to this prospectus carefully before you invest. This prospectus may not be used to confirm sales of any securities unless it is attached to a prospectus supplement.

        There is no public trading market for the securities that may be offered hereby.

        INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 5 AND ANY RISK FACTORS INCLUDED IN, OR INCORPORATED BY REFERENCE INTO, AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

        NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Except as expressly provided in an underwriting agreement, no securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any securities offered hereby.

The date of this prospectus is                        , 2019.

        None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus. None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC take any responsibility for, nor can any such persons provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the PRE Finance Subsidiaries (defined below) have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process, relating to the preferred shares, debt securities and guarantees described in this prospectus. This means:

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  we and the PRE Finance Subsidiaries may issue any combination of securities covered by this prospectus from time to time, up to an aggregate offering price of $1,400,000,000;

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  a prospectus supplement will be provided each time securities are offered pursuant to this prospectus; and

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  the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

        This prospectus provides you with a general description of the securities that we and the PRE Finance Subsidiaries may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us, the PRE Finance Subsidiaries, and the offered securities, please refer to the registration statement. Each time we or any PRE Finance Subsidiary sells securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus to "PartnerRe," "we," "us," "our" or the "Company," refer to PartnerRe Ltd. and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.'s subsidiaries. References in this prospectus to the "PRE Finance Subsidiary" refers to either PartnerRe Finance B LLC or PartnerRe Finance C LLC (collectively, the "PRE Finance Subsidiaries"), each an indirect wholly owned subsidiary of PartnerRe Ltd. References in this prospectus to "PartnerRe Ltd." or the "guarantor" refer to PartnerRe Ltd. (excluding its subsidiaries). References to "issuer" refer to any of PartnerRe Ltd., PartnerRe Finance B LLC or PartnerRe Finance C LLC, as the case may be. In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

 THE ISSUERS

PartnerRe Ltd.

        PartnerRe Ltd., an exempted company limited by shares incorporated under the laws of Bermuda on August 17, 1993 with limited liability, is the holding company for our international reinsurance group (PartnerRe group). The Company predominantly provides reinsurance through its principal wholly owned subsidiaries, including Partner Reinsurance Company Ltd. (PartnerRe Bermuda), Partner Reinsurance Europe SE (PartnerRe Europe), Partner Reinsurance Company of the U.S. (PartnerRe U.S.) and Partner Reinsurance Asia Pte. Ltd. (PartnerRe Asia). The Company provides reinsurance for its clients globally and its primary offices are located in Hamilton (Bermuda), Dublin, Stamford (Connecticut, U.S.), Toronto, Paris, Singapore and Zurich.

        The Company provides reinsurance of risks to ceding companies (cedants or reinsureds). Risks reinsured include, but are not limited to, agriculture, aviation/space, casualty, catastrophe, energy, engineering, financial risks, marine, motor, multiline and property as well as mortality, longevity, and accident and health and alternative risk products.

        The Company's principal office is located at 90 Pitts Bay Road, Pembroke, Bermuda (telephone number: +1 441-292-0888). The Company maintains an internet site at www.partnerre.com that contains the Company's Annual Reports on Form 20-F filed with the SEC and Current Reports on Form 6-K furnished with the SEC. These Reports are also available on the internet site maintained by the SEC at www.sec.gov.

PartnerRe Finance B LLC and PartnerRe Finance C LLC

        PartnerRe Finance B LLC and PartnerRe Finance C LLC were formed on March 10, 2009, and March 30, 2009, respectively. Each is a Delaware limited liability company, an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation ("PartnerRe U.S. Holdings"), that was created solely for purposes of issuing, from time to time, debt securities. The principal executive offices of each of the PRE Finance Subsidiaries is c/o PartnerRe U.S. Corporation, 200 First Stamford Place, Stamford, Connecticut 06902 (telephone number: +1 203-485-4200).

 FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the "Exchange Act" and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or our results of operations. Forward-looking statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ, potentially materially, from those reflected in such forward-looking statements, including, without limitation, the information included in or incorporated by reference into this prospectus regarding projections; efficiencies/cost avoidance; cost savings; income and margins; earnings; growth; economies of scale; the economy; future economic performance; deployment of capital; future acquisitions and dispositions; litigation; potential and contingent liabilities; management's plans; business portfolios; and taxes.

        Forward-looking statements may be preceded by, followed by or include the words "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue," the negative of these terms and other comparable terminology.

        Forward-looking statements are not guarantees of performance. You should understand that the important factors set forth below, in addition to those risk factors disclosed in our current and periodic reports filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.

        First, our ability to generate an appropriate return on our operations over a reinsurance cycle is dependent on our individual performance, but also on industry factors that impact the level of competition and the price of risk. The level of competition is determined by supply of and demand for capacity. Demand is determined by client buying behavior, which varies based on the client's perception of the amount and volatility of risk, its financial capacity to bear it and the cost of risk transfer. Supply is determined by the existing reinsurance companies' level of financial strength and the introduction of capacity from new start-ups or capital markets. Supply and demand for capacity is also impacted by consolidation of competitors, customers and insurance and reinsurance brokers. Significant new capacity or significant reduction in demand will depress industry profitability until the supply/demand balance is redressed. Extended periods of imbalance could depress industry profitability.

        Second, we knowingly expose ourselves to significant volatility in our quarterly and annual net income. We create shareholder value by assuming risk from the insurance and capital markets. This exposes us to volatile earnings as untoward events happen to our clients and in the capital markets. Examples of potential large loss events include, without limitation:

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  Natural catastrophes such as windstorms, hurricanes, tsunamis, earthquakes, floods, hailstorms, tornadoes, severe winter weather, fires, drought, etc.;

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  Man-made disasters such as terrorism;

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  Declines in the equity and credit markets;

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  Systemic increases in the frequency or severity of casualty losses; and

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  New mass tort actions or reemergence of old mass torts such as cases related to asbestosis and environmental contamination.

        We manage large loss events through evaluation processes, which are designed to enable proper pricing of these risks over time, but which do little to moderate short-term earnings volatility. The only effective tools to dampen earnings volatility are through diversification by building a portfolio of uncorrelated risks and through the purchase of retrocessional coverage to optimize a portfolio. We do not use significant capital market hedges or trading strategies in the pursuit of stability in earnings.

        Third, we expose ourselves to several very significant risks that are of a size that can impact our financial strength or regulatory capital. We believe that the following can be categorized as very significant risks:

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  Natural catastrophe and climate change risk, including the risk of increases in the frequency and severity of natural catastrophes and the losses that result from them;

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  Long tail reinsurance risk;

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  Market risk;

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  Interest rate risk;

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  Default and credit spread risk;

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  Equity and real estate valuation risk;

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  Concentration risk, including our reliance on a small number of reinsurance brokers and other distribution services for a significant portion of our revenue;

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  Currency risk, including foreign currency exchange rate fluctuations;

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  Counterparty risk;

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  Trade credit underwriting risk;

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  Operational risk, including our ability to successfully implement our business strategies and initiatives, including strategic investments and mergers and acquisitions;

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  Longevity risk;

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  Pandemic risk;

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  Cybersecurity risk, including technology breaches or failure;

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  Agriculture risk; and

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  Political, regulatory and taxation risk, including the effect of Organization for Economic Co-operation and Development or European Union measures to increase our taxes and reporting requirements.

        These risks can accumulate, individually or in the aggregate, to the point that they exceed a year's worth of earnings and potentially adversely affect the capital base of the Company. We rely on our internal risk management processes, models and systems to manage these risks at the nominal exposure levels approved by the Company's board of directors. However, because these models and processes may fail, we also impose limits on our exposure to these risks.

        We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.

        Additional factors that may affect future results and conditions are described in our filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2018.

 RISK FACTORS

        An investment in our securities involves certain risks. Before you invest in any of the securities offered hereby, you should carefully consider the risks involved. Accordingly, you should carefully consider:

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  the information contained or incorporated by reference into this prospectus, including the "Risk Factors" set forth in our Annual Report on Form 20-F for the year ended December 31, 2018;

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  the information, including risk factors, in any of our subsequent current and annual reports and other documents we file with the SEC after the date of this prospectus that are incorporated by reference herein; and

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  the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

        Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe Ltd. or the PRE Finance Subsidiaries will be used for working capital, capital expenditures, acquisitions or other general corporate purposes of PartnerRe.

 DESCRIPTION OF PREFERRED SHARES

        From time to time, pursuant to the authority granted by our Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

        A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

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  the number of shares to be issued and sold and any distinctive designation;

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  the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

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  the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of shares, to elect one or more of our directors;

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  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

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  the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

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  the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

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  the terms, if any, of any purchase, redemption, retirement or sinking fund to be provided for the preferred shares;

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  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

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  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our Memorandum of Association or our Bye-Laws.

DESCRIPTION OF DEBT SECURITIES

        We and each of the PRE Finance Subsidiaries may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.

        Our senior debt securities will be issued under a senior indenture to be entered into between us and The Bank of New York Mellon, as trustee. Our subordinated debt securities will be issued under a subordinated indenture to be entered into between us and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance B LLC will be issued under an indenture dated as of March 15, 2010, among PartnerRe Finance B LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance C LLC will be issued under a senior indenture to be entered into between the PartnerRe Finance C LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each PRE Finance Subsidiary's subordinated debt securities will be issued under a subordinated indenture to be entered into between the relevant PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.

        In this prospectus, we refer to the senior indentures and subordinated indentures collectively as the "indentures" and each individually as an "indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

        The following description of the material terms and provisions of the indentures and the related debt securities is only a summary. You should read the indentures and the debt securities for complete information regarding the terms and provisions of an indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in the indentures. The indentures are subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        Each PRE Finance Subsidiary's senior indenture and each respective entity's subordinated indenture are substantially identical to one another, except for certain covenants relating to subordination contained in such PRE Finance Subsidiary's subordinated indenture.

General

        The indentures do not limit the aggregate principal amount of the debt securities which we or any PRE Finance Subsidiary may issue. The indentures provide that we or any PRE Finance Subsidiary, as applicable, may issue the debt securities from time to time in one or more series. (Section 3.01) While the indentures do not limit the amount of other indebtedness or the debt securities which we, or our subsidiaries may issue, the supplemental indentures related to offerings by finance subsidiaries of PartnerRe Ltd. of currently outstanding debt securities have imposed restrictions on the activities of the issuer, including its ability to issue other types of debt securities.

        Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer's other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the respective issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under "—Subordination of the Subordinated

Debt Securities Issued by PartnerRe Ltd.," "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries" and in the applicable prospectus supplement.

        The prospectus supplement relating to the particular debt securities being offered will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

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  the title and series of such debt securities;

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  the aggregate principal amount of such debt securities and any limit upon such principal amount;

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  the date or dates on which the principal of such debt securities will be payable;

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  the rate or rates at which such debt securities will bear interest, if any;

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  the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

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  the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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  any right to extend or defer the interest payment period and the duration of the extension;

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  the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable;

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  any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

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  if other than denominations of $2,000 or multiples of $1,000, the denominations in which any debt securities to be issued in registered form (as defined below) will be issuable;

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  if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form (as defined below) will be issuable;

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  any convertibility or exchangeability provisions;

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  any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest with respect to such debt securities;

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  whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

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  whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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  in the case of debt securities issued by either PRE Finance Subsidiary, the agreement relating to our guarantee of such debt securities;

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  United States federal income tax considerations, if any;

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  the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

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  any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

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  in the case of subordinated debt securities, any modifications, including additions to or exclusions from, the definition of Senior Indebtedness (defined under "—Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd." and "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries"); and

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  any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.01)

        The issuer will have the ability under the indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.01)

        Unless otherwise provided in the related prospectus supplement, principal, premium and interest, if any, with respect to any debt securities will be payable at the office or agency maintained by us or the relevant PRE Finance Subsidiary for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in "registered form" is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that such issuer will be required to maintain a paying agent in each place where the principal of or any premium or interest on the debt securities are payable. (Sections 3.07, 10.02 and 11.06)

        Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series at the office or agency maintained by the issuer for such purposes. This office will initially be the corporate trust office of the trustee. If so required by the issuer or the security registrar, any debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

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  issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing,

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  register the transfer or exchange of any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or

  •
  register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.05)

        We and the PRE Finance Subsidiaries, as applicable, have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on the debt securities are payable. (Section 10.02)

        Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in "bearer form" is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

        If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

        The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe Ltd. or either PRE Finance Subsidiary, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or the relevant PRE Finance Subsidiary's option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and our and the relevant PRE Finance Subsidiary's organizational documents, as applicable.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the properties and assets of such issuer as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into such issuer, or convey, transfer or lease such person's properties and assets as an entirety or substantially as an entirety to such issuer, unless:

  •
  such person is a corporation, limited liability company, incorporated association, company or business trust, as the case may be, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the applicable indenture, a member of the Organization of Economic Cooperation and Development;

  •
  such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, or any premium and interest on, all of the debt securities issued under the applicable indenture, and the performance of the issuer's obligations under such indenture and the debt securities issued under such indenture, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by such issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

  •
  certain other conditions are met. (Section 8.01)

        Each PRE Finance Subsidiary's indenture includes a like restriction on consolidation, amalgamation and merger involving PartnerRe Ltd., as guarantor of the relevant PRE Finance Subsidiary's obligations under its debt securities. (Section 8.03 of each PRE Finance Subsidiary's indenture)

Events of Default

        Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any debt securities:

          (1)   default in paying interest on any debt security, when it becomes due and payable, and the default continues for a period of 30 days;

          (2)   default in paying principal or any premium on any debt security, when such principal or premium becomes due and payable;

          (3)   default in the performance, or breach, of any covenant or warranty in the applicable indenture for the benefit of such debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the applicable indenture;

          (4)   if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the issuer for borrowed money (other than indebtedness which is non-recourse to such issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such indebtedness when due (after giving effect to any applicable grace period) or shall result in such indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

          (5)   the issuer fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

          (6)   certain events relating to bankruptcy, insolvency or reorganization of the issuer.

        In each PRE Finance Subsidiary's indenture, the Events of Default described in clauses (3) through (6) above also include references to PartnerRe Ltd., as guarantor under such indenture.

        If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02)

        Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer's board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)

        If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture or the related Series Authorization at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

        The issuer and the trustee may modify or amend the applicable indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:

  •
  changes to the stated maturity of the principal of, or any premium or installment of interest with respect to, any debt security; or

  •
  reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest with respect to, or any premium payable upon the redemption of, any debt security.

        In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities, as the case may be, to Senior Indebtedness (as defined under "—Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd." and "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries") without the prior written consent of the holders of such Senior Indebtedness. (Section 9.07 of the subordinated indentures)

        The issuer and the trustee may modify or amend the applicable indenture and debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for the issuer's successor pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  provide for a successor trustee with respect to debt securities of all or any series;

  •
  cure any ambiguity, defect or inconsistency;

  •
  make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.01)

        The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

  •
  in paying principal, premium or interest with respect to debt securities of that series; or

  •
  in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

        Under each indenture, the issuer is required to furnish to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)

Discharge, Defeasance and Covenant Defeasance

        The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)

        Each indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, the issuer may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance"); or

  •
  to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance").

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such debt securities on the scheduled due dates. (Section 4.02)

        Such a trust may only be established if, among other things:

  •
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

  •
  with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and

  •
  with respect to defeasance, the issuer has delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

        "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)

        "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)

        If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)

        "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)

        If the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer, and in the case of debt securities issued by a PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, would remain liable to make payment of such amounts due at the time of acceleration.

Global Securities

        The debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

        The depositary will be a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the depositary. Access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and the PRE Finance Subsidiaries anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants' accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the applicable issuer if such debt securities are offered and sold directly by such issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through the participants' records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary, or its nominee, is the owner of record of a global security, PartnerRe Ltd. or the relevant PRE Finance Subsidiary, as applicable, will consider such depositary or its nominee, as applicable, the sole owner or holder of the debt securities represented by a global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders thereof under the applicable indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We and the PRE Finance Subsidiaries understand that under existing industry practices, if we or any PRE Finance Subsidiary requests any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

        Payments of principal of, any premium and interest on, the debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar, us or the applicable PRE Finance Subsidiaries will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We and the PRE Finance Subsidiaries expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and the PRE Finance Subsidiaries also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

        The indentures provide that global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:

  •
  the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

  •
  the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

  •
  an Event of Default with respect to a series of the debt securities has occurred and is continuing.

        With respect to the second bullet point above, we and the PRE Finance Subsidiaries understand, however, that under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. The issuer would issue definitive certificates in exchange for any such interests withdrawn. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) We and the PRE Finance Subsidiaries expect that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

        If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

        The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

        Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:

          (1)   any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3)   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4)   any combination of items (1), (2) and (3).

        In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

        In certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.

        Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.01 of our subordinated indenture) Holders of our Senior Indebtedness will first be entitled to receive payment in full of all amounts due on our Senior Indebtedness before the holders of our subordinated debt securities are entitled to receive payment on account of principal, premium, interest on our subordinated debt securities, if certain events occur. These events include:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

  •
  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours.

        (Section 16.03 of our subordinated indenture)

        If we are liquidated or become insolvent, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

        Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full. (Section 16.04 of our subordinated indenture)

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

  •
  any payment of principal, interest or any other amount on our Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

  •
  if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

        (Section 16.02 of our subordinated indenture)

        Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

        For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

  •
  our subordinated debt securities;

  •
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable;

  •
  liability for income, franchise, real estate or other taxes owed or owing; and

  •
  our guarantees of any junior subordinated debt securities of the PRE Finance Subsidiaries, including those issued to a financing vehicle of PartnerRe.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of our subordinated indenture)

        For the purposes of this section, the term "Indebtedness" means:

  •
  principal of and any premium and interest on (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

  •
  capitalized lease obligations;

  •
  obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

  •
  reimbursement obligations on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by us of a demand for reimbursement);

  •
  obligations of the type referred to above of other persons and all dividends of other persons, the payment of which we are responsible or liable as obligor, guarantor or otherwise;

  •
  obligations of the type referred to above of other persons secured by any lien on any of our property or assets; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

        Our subordinated indenture provides that the foregoing subordination provisions, including the definition of "Senior Indebtedness", insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries

        The subordinated debt securities issued by the PRE Finance Subsidiaries will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.01 of the subordinated indentures) Holders of Senior Indebtedness of either PRE Finance Subsidiary will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to such subordinated debt securities, if certain events occur. These events include:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

  •
  any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

        (Section 16.03 of the subordinated indentures)

        If either PRE Finance Subsidiary is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of other obligations of such issuer that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of such issuer.

        Subject to the payment in full of all Senior Indebtedness of the relevant PRE Finance Subsidiary, the rights of the holders of subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, any premium and interest on such subordinated debt securities have been paid in full. (Section 16.04 of the subordinated indentures)

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the subordinated debt securities of the relevant PRE Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

  •
  any payment of principal, interest or any other amount on Senior Indebtedness of such issuer is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

  •
  if the maturity of any Senior Indebtedness of such issuer has been accelerated because of a default.

        (Section 16.02 of the subordinated indentures)

        The subordinated indentures of the PRE Finance Subsidiaries do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to the relevant issuer's other obligations. The senior debt securities issued by a PRE Finance Subsidiary will constitute Senior Indebtedness under such PRE Finance Subsidiary's subordinated indenture.

        For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of the relevant PRE Finance Subsidiary outstanding at any time, except:

  •
  the subordinated debt securities issued by such PRE Finance Subsidiary;

  •
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such PRE Finance Subsidiary in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable;

  •
  liability for income, franchise, real estate or other taxes owed or owing; and

  •
  any junior subordinated debt securities, including those issued to a financing vehicle of PartnerRe.

        Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of the subordinated indentures)

        For the purposes of this section, the term "Indebtedness" means:

  •
  principal of and any premium and interest on (a) indebtedness of such PRE Finance Subsidiary for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such PRE Finance Subsidiary is responsible or liable;

  •
  capitalized lease obligations;

  •
  obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

  •
  reimbursement obligations on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such PRE Finance Subsidiary of a demand for reimbursement);

  •
  obligations of the type referred to above of other persons and all dividends of other persons, the payment of which such PRE Finance Subsidiary is responsible or liable as obligor, guarantor or otherwise;

  •
  obligations of the type referred to above of other persons secured by any lien on any property or asset of such PRE Finance Subsidiary; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

        The PRE Finance Subsidiaries' subordinated indentures provide that the foregoing subordination provisions, including the definition of "Senior Indebtedness", insofar as they relate to any particular issue of subordinated debt securities by the relevant issuer, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

        The indentures are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13).

DESCRIPTION OF DEBT SECURITIES GUARANTEES

        Concurrently with any issuance by a PRE Finance Subsidiary of its senior debt securities or subordinated debt securities, we will guarantee, on a full and unconditional basis, such debt securities for the benefit of the holders thereof pursuant to a guarantee agreement. Each guarantee agreement we may enter into will be (or, in the case of the guarantee agreement dated as of March 15, 2010 in respect of the senior debt securities of PartnerRe Finance B LLC, is) qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon will act (or, in the case of the guarantee agreement in respect of the senior debt securities of PartnerRe Finance B LLC, acts) as indenture trustee under each of the guarantee agreements for the purposes of compliance with the Trust Indenture Act. Each of the guarantee agreements is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

        The following summary sets forth the material terms and provisions of our guarantee of the PRE Finance Subsidiary's senior debt securities and subordinated debt securities. The following description of certain provisions of the guarantees is only a summary. You should read the guarantee agreements and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. Whenever we refer to particular sections or defined terms of the guarantee agreement, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under the applicable guarantee agreement, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

General

        We will fully and unconditionally guarantee all obligations of the PRE Finance Subsidiary under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, the guarantee will be an unsecured obligation of PartnerRe Ltd.

        Since PartnerRe Ltd. is a holding company, its rights and the rights of its creditors, including the holders of either PRE Finance Subsidiary's debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantees, and shareholders to participate in any distribution of the assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of that subsidiary's creditors and policyholders, except to the extent that PartnerRe Ltd. may itself be a creditor with recognized claims against that subsidiary. The right of creditors of PartnerRe Ltd., including the holders of either PRE Finance Subsidiary's debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantee, to participate in the distribution of the stock owned by PartnerRe Ltd. in certain of its subsidiaries, including PartnerRe Ltd.'s insurance subsidiaries, may also be subject to Bermuda law and approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Waiver of Events of Default

        An event of default under the debt securities guarantee will occur upon our default on any of our payment or other obligations under the debt securities guarantee agreement. The holders of not less than a majority of the outstanding principal amount of the relevant PRE Finance Subsidiary's senior debt securities or subordinated debt securities, as applicable, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe Ltd. in respect of its guarantee and its consequences on any of its payment or other obligations under the senior debt securities guarantee agreement or the subordinated debt securities guarantee agreement, as applicable.

Amendments

        The senior debt securities guarantee and the subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of such debt securities. In addition, certain amendments affecting the obligations of PartnerRe Ltd. may only be made in writing with the prior approval of each holder.

        No consent of the holders of the PRE Finance Subsidiaries' senior debt securities or subordinated debt securities is required to amend the guarantee in a way that does not adversely affect in any material respect the rights of such holders.

 PLAN OF DISTRIBUTION

        We and each PRE Finance Subsidiary may sell the offered securities to or through underwriters, agents or dealers and also may sell the securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

        The prospectus supplement relating to each series of securities offered will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the issuer, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the prospectus supplement relating to such securities.

        In connection with the sale of the securities, underwriters may receive compensation from PartnerRe or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company.

        Under agreements which may be entered into by a PRE Finance Subsidiary and PartnerRe Ltd., underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by PartnerRe against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the preferred shares, debt securities and the guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC's website at www.sec.gov.

        PartnerRe is subject to the informational requirements of the Exchange Act as a foreign private issuer. Accordingly, PartnerRe files annual reports and other reports with the SEC. Our filings with the SEC are also available from the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we and the PRE Finance Subsidiaries sell all the securities shall be deemed to be incorporated by reference into this prospectus. In addition, we incorporate by reference the following documents filed prior to the date of this prospectus:

  •
  PartnerRe's Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 20, 2019; and

  •
  PartnerRe's Reports on Form 6-K filed with the SEC on April 15, 2019 and May 17, 2019.

        You may request free copies of these filings by writing or telephoning us at the following address:

90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention: Legal and Compliance
Telephone: (441) 292-0888
Fax: (441) 292-3060

        PartnerRe's 5.875% Series F Non-Cumulative Preferred Shares, 6.50% Series G Cumulative Preferred Shares, 7.25% Series H Cumulative Preferred Shares and 5.875% Series I Non-Cumulative Preferred Shares are listed on the New York Stock Exchange and PartnerRe's reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of PartnerRe's public filings at the New York Stock Exchange, please call (212) 656-5060.

        We maintain a website at www.partnerre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The information on our website is not incorporated by reference in this prospectus.

 ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving PartnerRe U.S. Corporation, 200 First Stamford Place Stamford, CT 06902, our United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain judgments obtained in the United States courts, including certain judgments under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that (a) such courts did not have proper jurisdiction over the parties subject to such judgment; (b) such courts contravened the rules of natural justice of Bermuda; (c) such judgment was obtained by fraud; (d) the enforcement of the judgment would be contrary to the public policy of Bermuda; (e) new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; or (f) the correct procedures under the laws of Bermuda were not complied with.

        NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC TAKE ANY RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE, PARTNERRE FINANCE B LLC AND PARTNERRE FINANCE C LLC ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

 EXPENSES

        The estimated expenses to be incurred in connection with a distribution of securities registered under this registration statement, other than underwriting discounts and commissions, are as follows:

Registration Statement filing fee		$169,680
Trustees' fees and expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing costs	$		*
Miscellaneous	$		*

Total	$		*

*
To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

 VALIDITY OF SECURITIES

        The validity of the preferred shares, debt securities and the guarantees will be passed upon for us by Conyers Dill & Pearman Limited with respect to matters of Bermuda law and by Sullivan & Cromwell LLP with respect to matters of New York law.

EXPERTS

        The consolidated financial statements of PartnerRe Ltd. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2018 (including schedules appearing therein) have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

PartnerRe Ltd.

        Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        In addition, Section 98 provides that a Bermuda company may advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor repay the advance if any allegation of fraud or dishonesty is proved against them.

        We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such officer or director is proven to have engaged in fraud or dishonesty.

        We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

PartnerRe Finance B LLC and PartnerRe Finance C LLC

        Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, subject only to the standards and restrictions, if any, as may be set forth in the company's limited liability company agreement. The limited liability company agreements of PartnerRe Finance B LLC and PartnerRe Finance C LLC provide that the member of the company shall not be obligated personally for the debt, obligations or liabilities of the company solely by reason of being a member.

        The limited liability company agreements of PartnerRe Finance B LLC and PartnerRe Finance C LLC further provide that, to the fullest extent permitted by the laws of the State of Delaware and except in the case of bad faith, gross negligence or willful misconduct, no member or officer shall be liable to the company or any other member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of PartnerRe Finance B LLC or PartnerRe Finance C LLC, as applicable, and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer. Except in the case of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer, shall be indemnified and held harmless by the company to the fullest extent permitted by the laws of the State of Delaware for directors and officers of corporations organized under the laws of the State of Delaware. Any such indemnity provided shall be provided out of and to the extent of company assets only, and no member shall have personal liability on account thereof.

        PartnerRe Finance B LLC and PartnerRe Finance C LLC presently have insurance policies which, among other things, include liability insurance coverage for officers and directors of such issuer, under which such officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

        Furthermore, PartnerRe Finance B LLC and PartnerRe Finance C LLC, as well as their respective directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between the relevant issuer and such underwriters.

ITEM 9.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER		DESCRIPTION
1.1	**	Form of Underwriting Agreement relating to preferred shares and debt securities of PartnerRe Ltd.
1.2	**	Form of Underwriting Agreement relating to debt securities issued by a PRE Finance Subsidiary
3.1
Memorandum of Association of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to our Registration Statement on Form S-4 (Registration Nos. 333-202764, 333-202764-01, as filed with the SEC on June 1, 2015))
3.2		Bye-Laws of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on March 18, 2016)
4.1
Form of Senior Indenture between PartnerRe Ltd., as Issuer, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.30 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.2
Form of Subordinated Indenture between PartnerRe Ltd., as Issuer, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.31 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.3
Senior Indenture, dated March 15, 2010, among PartnerRe Finance B LLC, as Issuer, PartnerRe Ltd., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2010)
4.4
Senior Debt Securities Guarantee Agreement, dated March 15, 2010, between PartnerRe Ltd., as Guarantor and The Bank of New York Mellon with respect to the senior debt securities issued by PartnerRe Finance B LLC (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2010)
4.5
Form of Subordinated Indenture between PartnerRe Finance B LLC, as Issuer, PartnerRe Ltd., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.39 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))

EXHIBIT NUMBER		DESCRIPTION
4.6		Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by PartnerRe Finance B LLC (incorporated by reference to Exhibit 4.53 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.7
Form of Senior Indenture between PartnerRe Finance C LLC, as Issuer, PartnerRe Ltd., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.41 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.8
Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by PartnerRe Finance C LLC (incorporated by reference to Exhibit 4.55 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.9
Form of Subordinated Indenture between PartnerRe Finance C LLC, as Issuer, PartnerRe Ltd., as Guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.541 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
4.10
Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by PartnerRe Finance C LLC (incorporated by reference to Exhibit 4.56 to our Registration Statement on Form S-3 (Registration No. 333-158531, as filed with the SEC on April 10, 2009))
5.1	*	Opinion of Conyers Dill & Pearman Limited as to the validity of the preferred shares, debt securities and guarantee
5.2	*	Opinion of Sullivan & Cromwell LLP as to the validity of the debt securities and guarantee
23.1	*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.2	*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)
23.3	*	Consent of Ernst & Young Ltd.
24.1	*	Power of Attorney for PartnerRe Ltd. (included on the signature page of this registration statement)
24.2	*	Power of Attorney for PartnerRe Finance B LLC (included on the signature page of this registration statement)
24.3	*	Power of Attorney for PartnerRe Finance C LLC (included on the signature page of this registration statement)
25.1	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of the Senior Indenture of PartnerRe Ltd.
25.2	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of the Subordinated Indenture of PartnerRe Ltd.
25.3	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Senior Indenture, dated as of March 15, 2010, of PartnerRe Finance B LLC

EXHIBIT NUMBER		DESCRIPTION
25.4	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as senior debt securities guarantee trustee under the Senior Debt Securities Guarantee Agreement, dated as of March 15, 2010, of PartnerRe Ltd., for the benefit of the holders of senior debt securities of PartnerRe Finance B LLC
25.5	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of the Subordinated Indenture of PartnerRe Finance B LLC
25.6	*
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as subordinated debt securities guarantee trustee under the form of the Subordinated Debt Securities Guarantee Agreement of PartnerRe Ltd., for the benefit of the holders of subordinated debt securities of PartnerRe Finance B LLC
25.7	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of the Senior Indenture of PartnerRe Finance C LLC
25.8	*
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as senior debt securities guarantee trustee under the form of the Senior Debt Securities Guarantee Agreement of PartnerRe Ltd., for the benefit of the holders of senior debt securities of PartnerRe Finance C LLC
25.9	*	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of the Subordinated Indenture of PartnerRe Finance C LLC
25.10	*
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as subordinated debt securities guarantee trustee under the form of the Subordinated Debt Securities Guarantee Agreement of PartnerRe Ltd., for the benefit of the holders of subordinated debt securities of PartnerRe Finance C LLC

*
Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.

ITEM 10.    UNDERTAKINGS

        (a)   The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, PartnerRe Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 23rd day of May 2019.

PARTNERRE LTD.
By:	/s/ LEE IANNARONE Lee Iannarone Associate General Counsel

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Mario Bonaccorso, Ryan Lipschutz, Lee Iannarone and Wanda Mwaura his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the "SEC") thereunder, in connection with the registration under the Securities Act of securities of PartnerRe Ltd. ("PartnerRe"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of PartnerRe, on one or more Registration Statements or a registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of PartnerRe, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates given.

Signature	Title	Date

/s/ EMMANUEL CLARKE Emmanuel Clarke	President and Chief Executive Officer (Principal Executive Officer) and Director	May 23, 2019
/s/ MARIO BONACCORSO Mario Bonaccorso	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2019
/s/ WANDA MWAURA Wanda Mwaura	Chief Accounting Officer (Principal Accounting Officer)	May 23, 2019

Signature	Title	Date

/s/ BRIAN DOWD Brian Dowd	Chairman of the Board of Directors	May 21, 2019
/s/ JOHN ELKANN John Elkann	Director	May 22, 2019
/s/ MARY ANN BROWN Mary Ann Brown	Director	May 22, 2019
/s/ JACQUES BONNEAU Jacques Bonneau	Director	May 23, 2019

 AUTHORIZED REPRESENTATIVE

        Pursuant to the United States Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of PartnerRe Ltd. in the United States, in Stamford, Connecticut on May 23rd, 2019.

PartnerRe U.S. Corporation
By:	/s/ THOMAS L. FORSYTH
	Name:	Thomas L. Forsyth
Authorized Representative in the United States

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, PartnerRe Finance B LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 23rd day of May, 2019.

PartnerRe Finance B LLC
By:	/s/ THOMAS L. FORSYTH
	Name:	Thomas L. Forsyth
	Title:	President & CEO

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Mario Bonaccorso, Ryan Lipschutz, Lee Iannarone and Wanda Mwaura his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the "SEC") thereunder, in connection with the registration under the Securities Act of securities of PartnerRe Finance B LLC, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of PartnerRe Finance B LLC, on one or more Registration Statements or a registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of PartnerRe Finance B LLC, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates given.

Signature	Title	Date

/s/ THOMAS L. FORSYTH Thomas L. Forsyth	President & CEO (Principal Executive Officer)	May 23, 2019
/s/ MARTA J. SHEVCHIK Marta J. Shevchik	Senior Vice President & Treasurer (Principal Financial and Accounting Officer)	May 22, 2019
/s/ ANTHONY F. ALBANO Anthony F. Albano	Vice President	May 23, 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, PartnerRe Finance C LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 23rd day of May, 2019.

PartnerRe Finance C LLC
By:	/s/ THOMAS L. FORSYTH
	Name:	Thomas L. Forsyth
	Title:	President & CEO

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Mario Bonaccorso, Ryan Lipschutz, Lee Iannarone and Wanda Mwaura his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of securities of PartnerRe Finance C LLC, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of PartnerRe Finance C LLC, on one or more Registration Statements or a registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of PartnerRe Finance C LLC, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates given.

Signature	Title	Date

/s/ THOMAS L. FORSYTH Thomas L. Forsyth	President & CEO (Principal Executive Officer)	May 23, 2019
/s/ MARTA J. SHEVCHIK Marta J. Shevchik	Senior Vice President & Treasurer (Principal Financial and Accounting Officer)	May 22, 2019
/s/ ANTHONY F. ALBANO Anthony F. Albano	Vice President	May 23, 2019